UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2022, Aeglea BioTherapeutics, Inc. (the “Company”) entered into a Capital on DemandTM Sales Agreement (the “Offering Agreement”) with JonesTrading Institutional Services LLC, as agent (“JonesTrading”), pursuant to which the Company may offer and sell, from time to time through JonesTrading shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $60.0 million (the “Shares”). In connection with the Offering Agreement, the Company’s existing Capital on DemandTM Sales Agreement, dated April 16, 2020, by and between the Company and JonesTrading, was terminated pursuant to the terms of the Offering Agreement.

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-239706) and the related base prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 6, 2020, and declared effective by the SEC on July 14, 2020, as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated May 20, 2022 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Offering Agreement, JonesTrading may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act (the “Offering”). JonesTrading will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the Shares under the Offering Agreement. The offering of Shares pursuant to the Offering Agreement will terminate upon the earliest of (a) the sale of all the Shares subject to the Offering Agreement or (b) the termination of the Offering Agreement by JonesTrading or the Company, as permitted therein.

The Company will pay JonesTrading a commission rate up to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide JonesTrading with customary indemnification and contribution rights. The Company will also reimburse JonesTrading for certain specified expenses in connection with entering into the Offering Agreement. The Offering Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Offering Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Offering Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Capital on DemandTM Sales Agreement, dated May 20, 2022, by and between Aeglea BioTherapeutics, Inc. and JonesTrading Institutional Services LLC.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: May 20, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer